UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005 (June 3, 2005)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

777 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

(414) 212-5299
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

                        On June 3, 2005, the Board of Directors of Rockwell Automation, Inc. (the “Company”) approved increases in annual retainer fees for service on committees of the Board of Directors of the Company. Effective July 1, 2005, the annual retainer for (i) service as the Chairman of the Audit Committee will increase from $10,000 to $12,500, (ii) service on the Compensation and Management Development Committee will increase from $4,000 to $6,000, (iii) service as the Chairman of the Compensation and Management Development Committee will increase from $5,000 to $9,000, (iv) service as the Chairman of the Board Composition and Governance Committee will increase from $5,000 to $6,000, (v) service on the Technology, Environmental and Social Responsibility Committee will increase from $2,000 to $3,000, and (vi) service as the Chairman of the Technology, Environmental and Social Responsibility Committee will increase from $3,000 to $5,000. The annual retainers for service on the Audit Committee and the Board Composition and Governance Committee (other than as Chairman of such committees) will remain unchanged at $7,500 and $4,000, respectively.

(Page 2 of 3 Pages)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: June 8, 2005 (Page 3 of 3 Pages)